Calculation of Filing Fee Tables
S-8
Bridger Aerospace Group Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	3,097,618	$ 1.80	$ 5,575,712.40	0.0001381	$ 770.01
Total Offering Amounts:						$ 5,575,712.40		$ 770.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 770.01
Offering Note
[1]	(a) Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the "Registrant"), is filing this Registration Statement to register 3,097,618 shares of common stock, par value $0.0001 per share (the "Common Stock"), that may be issued under the Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan (the "2023 Plan") pursuant to the 2024, 2025 and 2026 annual share increases under the 2023 Plan. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the 2023 Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change. (b) The number of shares listed in row 1 represents shares of the Common Stock that may be issued under the 2023 Plan. (c) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq Global Market on May 7, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources